UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2025
Commission File Number 001-39223
SADOT GROUP INC.
(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
295 E. Renfro Street, Suite 209, Burleson Texas 76028
(Address of principal executive offices)
(832) 604-9568
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2025, Sadot Group Inc. (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Aggia LLC FZ (“Aggia”).

Pursuant to the Settlement Agreement, the Company and Aggia agreed to terminate the Services Agreement dated as of November 14, 2022, as amended (collectively, the “Agreement Documents”), and to fully settle, compromise, and discharge all claims, debts, obligations, and liabilities arising out of or related to the Agreement Documents. In full and complete satisfaction of the debt and termination of the Agreement Documents, the Company agreed to issue to Aggia, or to Aggia’s designees, an aggregate of 1,050,000 shares of the Company’s common stock, par value $0.0001 per share (the “Settlement Shares”) and make a payment of $75,000.

The issuance of 257,000 Settlement Shares (the “Initial Shares”) will occur within five business days following the execution of the Settlement Agreement. The issuance of the remaining 793,000 Settlement Shares (the “Subsequent Shares”) is subject to obtaining requisite shareholder approval, which the Company will seek promptly by preparing and filing with the Securities and Exchange Commission all necessary proxy materials and/or other disclosures and using commercially reasonable efforts to obtain such approval at its next annual or special meeting of shareholders. If shareholder approval is not obtained by March 31, 2026, the obligation to issue the Subsequent Shares will be suspended until such approval is obtained, and the Company will continue to seek approval at subsequent meetings.

The Company commit it will not issue any Subsequent Shares under the Settlement Agreement unless and until the requisite shareholder approval under Nasdaq Rule 5635(d) has been obtained. Apart from the initial issuance of Initial Shares (which is below the 19.99% threshold), no further Settlement Shares will be issued without such shareholder approval.

The Settlement Shares will be allocated pro rata among Aggia’s designated assignees as set forth in the Settlement Agreement. The Settlement Agreement also terminates any related ancillary documents, including promissory notes issued thereunder (which will be deemed cancelled and satisfied in full upon issuance of the Settlement Shares), and eliminates any ongoing obligations under the Agreement Documents, such as services, compensation, board nomination rights, managing member representative roles, non-compete, confidentiality, or other covenants.

The Settlement Agreement includes mutual releases of all claims related to the Agreement Documents and prior transactions between the parties, as well as customary representations and warranties, confidentiality provisions, governing law (State of Texas), dispute resolution (exclusive jurisdiction in federal or state courts in Dallas County, Texas, with jury trial waiver), and other miscellaneous terms.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Settlement Shares is incorporated by reference into this Item 3.02.

The Settlement Shares were issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. The Settlement Shares will bear restrictive legends as required under applicable securities laws and will be subject to resale restrictions under Rule 144 thereunder.
Item 9.01 Financial Statements and Exhibits
(d)Index of Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release between Sadot Group Inc. and Aggia LLC FZ dated November 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: November 24, 2025